Exhibit 10.1

SIXTH AMENDMENT TO SECOND AMENDED AND RESTATED
REVOLVING CREDIT AND TERM LOAN AGREEMENT
THIS SIXTH AMENDMENT TO SECOND AMENDED AND RESTATED REVOLVING CREDIT AND TERM LOAN AGREEMENT (“Amendment”) is made as of the 14th day of February, 2017, by and among Rocket Fuel Inc. (“Borrower”), the Lenders (as defined below) party hereto and Comerica Bank, as administrative agent for the Lenders (in such capacity, “Agent”).
RECITALS
A.    Borrower has entered into that certain Second Amended and Restated Revolving Credit and Term Loan Agreement dated as of December 31, 2014, with Agent, the financial institutions from time to time signatory thereto (collectively, the “Lenders” and each, individually, a “Lender”) and Silicon Valley Bank, as Syndication Agent, as amended by that certain First Amendment to Second Amended and Restated Revolving Credit and Term Loan Agreement and Second Amendment to Security Agreement, dated as of March 13, 2015, by that certain Second Amendment to Second Amended and Restated Revolving Credit and Term Loan Agreement, dated as of March 10, 2016, by that certain Third Amendment to Second Amended and Restated Revolving Credit and Term Loan Agreement, dated as of June 21, 2016, by that certain Fourth Amendment to Second Amended and Restated Revolving Credit and Term Loan Agreement, dated as of September 15, 2016, and as further amended by that certain Fifth Amendment to Second Amended and Restated Revolving Credit and Term Loan Agreement, dated as of December 29, 2016 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), under which the Lenders extended (or committed to extend) credit to Borrower, as set forth therein.
B.    Borrower has requested that Agent and Lenders amend the Credit Agreement.
C.    Agent and Lenders are willing to do so, but only on the terms and conditions set forth in this Amendment.
NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, Borrower, Agent and Lenders agree as follows:

1.	The following definitions in Section 1.1 of the Credit Agreement are hereby amended and restated in their entirety as follows:
“EBITDA” shall mean with respect to any fiscal period an amount equal to the sum of (a) Consolidated Net Income of the Borrower and its Subsidiaries for such fiscal period, plus (b) in each case to the extent deducted in the calculation of the Borrower’s Consolidated Net Income and without duplication, (i) depreciation and amortization for such period, plus (ii) income tax expense for such period, plus (iii) Consolidated Total Interest Expense paid or accrued during such period, plus (iv) non-cash expenses, losses or charges, including, without limitation, non-cash expenses, losses or charges associated with granting stock options or other convertible securities, including warrants, or related to employee benefit plans, plus (v) costs, fees and expenses in connection with Permitted Acquisitions to the extent not exceeding $500,000 in the aggregate for any single such acquisition, plus (vi) any other expenses, losses or charges otherwise agreed to by the Agent and the Majority Lenders, plus (vii) non-recurring restructuring expenses incurred in Fiscal Year ending December 31, 2017, in connection with severance expenses incurred during the fiscal quarters ending March 31, 2017 and June 30, 2017 in an aggregate amount not to exceed $2,500,000, and minus, to the extent added in computing Consolidated Net Income, and without duplication, all extraordinary and non-recurring revenue and gains (including income tax benefits) for such period, all as determined in accordance with GAAP; provided, however, that notwithstanding the foregoing, “EBITDA” shall be determined on a pro forma basis for the period during which a Permitted Acquisition shall have occurred, giving effect to such Permitted Acquisition as if it occurred on the first day of the relevant period.”
“Revolving Credit Maturity Date” shall mean the earlier to occur of (i) December 31, 2018, and (ii) the date on which the Revolving Credit Aggregate Commitment shall terminate in accordance with the provisions of this Agreement.

2.	Section 7.9(a) of the Credit Agreement is hereby amended and restated in its entirety as follows:
“(a)    Minimum EBITDA. Borrower shall maintain EBITDA (for the consecutive twelve month period then ending) as of the last day of each fiscal quarter of not less than the amount set forth below opposite the applicable fiscal quarter ending date:

Fiscal Quarter Ending Date	Amount
December 31, 2016	$10,000,000
March 31, 2017	$10,000,000
June 30, 2017	$12,500,000
September 30, 2017	$13,000,000
December 31, 2017 and each fiscal quarter ending thereafter	$15,000,000”

3.	Section 7.9(b) of the Credit Agreement is hereby amended and restated in its entirety as follows:

“(b)    Minimum Liquidity Ratio. Borrower shall maintain at all times, a Liquidity Ratio of not less than 1.00 to 1.00, and commencing on January 31, 2017 and thereafter, a Liquidity Ratio of not less than 1.10 to 1.00, tested as of the last day of each calendar month.”

4.	Section 8.1(c) of the Credit Agreement is hereby amended and restated in its entirety as follows:

“(c)    any Debt of the Borrower or any of its Subsidiaries incurred to finance the acquisition of fixed or capital assets, whether pursuant to a loan or a Capitalized Lease provided that both at the time of and immediately after giving effect to the incurrence thereof (i) no Default or Event of Default shall have occurred and be continuing, and (ii) the aggregate amount of all such Debt at any one time outstanding (including, without limitation, any Debt of the type described in this clause (c) which is set forth on Schedule 8.1 hereof) shall not exceed $25,000,000, and any renewals or refinancings of such Debt;”

5.	Section 8.9 of the Credit Agreement is hereby amended and restated in its entirety as follows:
“8.9    Limitation on Capital Expenditures.
Make or commit to make (by way of the acquisition of securities of a Person or otherwise) any expenditure in respect of the purchase or other acquisition of fixed or capital assets (excluding any such asset acquired in connection with normal replacement and maintenance programs properly charged to current operations) except for (a) Reinvestments of Net Proceeds from Asset Sales or Insurance Proceeds to the extent permitted under Section 4.8 hereof, (b) Capital Expenditures to the extent reimbursed by a landlord during the same period or financed by third party financing (for avoidance of doubt, excluding Advances made hereunder) permitted under the terms of this Agreement, and (c) Capital Expenditures the amount of which (excluding Capital Expenditures permitted under clause (b) of this Section 8.9) (x) in the Fiscal Year ending December 31, 2016 shall not exceed $15,000,000, and (y) in the Fiscal Year ending December 31, 2017 and any Fiscal Year thereafter shall not exceed $7,500,000.”

6.	Schedule 1.1 to the Credit Agreement is hereby deleted in its entirety and replaced with Schedule 1.1 attached to this Amendment as Attachment 1.

7.	Existing Exhibit J (Form of Covenant Compliance Report) to the Credit Agreement is hereby deleted in its entirety and replaced with new Exhibit J attached to this Amendment as Attachment 2.

8.
This Amendment shall be effective (according to the terms hereof) on the date (the “Sixth Amendment Effective Date”) that Agent shall have received (i) executed facsimile or email counterparts of this Amendment, in each case duly executed and delivered by Agent, Lenders, Borrower, and Guarantors, with originals following promptly thereafter, and (ii) an amendment fee in the amount of 0.15% of the Revolving Credit Aggregate Commitment, to be shared pro rata among the Revolving Credit Lenders, based on their Revolving Credit Percentages.

9.
Borrower and Guarantors hereby represent and warrant that, after giving effect to the amendments to the Credit Agreement contained herein, (a) the execution and delivery of this Amendment and the performance by Borrower and Guarantors of their obligations under the Credit Agreement, in each case as amended hereby, are within their corporate or limited liability powers, have been duly authorized, are not in contravention of law applicable to such party or the terms of their articles of incorporation or bylaws or articles of organization or operating agreement, and do not require the consent or approval of any governmental body, agency or authority, and this Amendment and the Credit Agreement (as amended herein) will constitute the valid and binding obligations of such party, enforceable in accordance with its terms, except as enforcement thereof may be limited by applicable bankruptcy, reorganization, insolvency, moratorium, fraudulent conveyance, ERISA or similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity (whether enforcement is sought in a proceeding in equity or at law), (b) the representations and warranties set forth in Article 6 of the Credit Agreement are true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representation or warranty to the extent that it is already qualified or modified by materiality in the text thereof) on and as of the Amendment Effective Date (except to the extent such representations specifically relate to an earlier date), and (c) on and as of the Amendment Effective Date, after giving effect to this Amendment, no Default or Event of Default shall have occurred and be continuing.

10.
Except as specifically set forth herein, this Amendment shall not be deemed to amend or alter in any respect the terms and conditions of the Credit Agreement (including without limitation all conditions and requirements for Advances and any financial covenants), any of the Notes issued thereunder (except pursuant to the terms of this Amendment), or any of the other Loan Documents. Nor shall this Amendment constitute a waiver or release by Agent or Lenders of any right, remedy, Default or Event of Default under or a consent to any transaction not meeting the terms and conditions of the Credit Agreement, any of the Notes issued thereunder, or any of the other Loan Documents. Furthermore, this Amendment shall not affect in any manner whatsoever any rights or remedies of the Lenders or Agent with respect to any other non-compliance by Borrower or any Guarantor with the Credit Agreement, or the other Loan Documents, whether in the nature of a Default or Event of Default, and whether now in existence or subsequently arising, and shall not apply to any other transaction.

11.
Borrower and Guarantors hereby reaffirm, confirm, ratify and agree to be bound by their covenants, agreements and obligations under the Credit Agreement and (as amended hereby) and any other Loan Documents previously executed and delivered by them, or executed and delivered in accordance with this Amendment. Each reference in the Loan Documents to “the Credit Agreement” shall be deemed to refer to the Credit Agreement as amended by this Amendment.

12.
Borrower and Guarantors hereby acknowledge and agree that this Amendment and the amendments and consents contained herein do not constitute any course of dealing or other basis for altering any obligation of Borrower, Guarantors or any other Credit Party or any rights, privilege or remedy of Lenders under the Credit Agreement or any other Loan Document.

13.	Unless otherwise defined to the contrary herein, all capitalized terms used in this Amendment shall have the meanings set forth in the Credit Agreement.

14.	This Amendment may be executed in counterparts in accordance with Section 13.8 of the Credit Agreement.

15.	This Amendment shall be construed in accordance with and governed by the laws of the State of California (without giving effect to conflict of laws principles).
(Remainder of page intentionally left blank.)

IN WITNESS WHEREOF, Agent, Lenders, Borrower, and Guarantors have each caused this Amendment to be executed by their respective duly authorized officers or agents, as applicable, all as of the date first set forth above.

COMERICA BANK, as Agent and a Lender

By:     /s/ Dennis Rapoport
Name: Dennis Rapoport
Title: SVP

Signature Page to Sixth Amendment to Credit Agreement

SILICON VALLEY BANK, as a Lender

By:     /s/ Trefor Bacon
Name: Trefor Bacon
Title: Vice President

Signature Page to Sixth Amendment to Credit Agreement

CITY NATIONAL BANK, as a Lender

By:     /s/ Alan Jepsen
Name: Alan Jepsen
Title: SVP

Signature Page to Sixth Amendment to Credit Agreement

ROCKET FUEL INC., as Borrower

By:     /s/ Stephen Snyder
Name: Stephen Snyder
Title: Chief Financial Officer

Signature Page to Sixth Amendment to Credit Agreement

X PLUS TWO SOLUTIONS, LLC, as a Guarantor

By:     /s/ Henrik Gerdes
Name: Henrik Gerdes
Title: Chief Financial Officer

X PLUS ONE SOLUTIONS, INC., as a Guarantor

By:     /s/ Henrik Gerdes
Name: Henrik Gerdes
Title: Chief Financial Officer

Signature Page to Sixth Amendment to Credit Agreement

Attachment 1
Schedule 1.1
Applicable Margin Grid
Revolving Credit
(basis points per annum)

Basis for Pricing	Level I	Level II	Level III
Pricing Liquidity*	>$100,000,000	<$100,000,000 and > $50,000,000	<$50,000,000
Revolving Credit Eurodollar-based Rate Margin	300.0	325.0	350.0
Revolving Credit Base Rate Margin	200.0	225.0	250.0
Revolving Credit Facility Fee	37.5	37.5	37.5
Letter of Credit Fees (exclusive of facing fees)	300.0	325.0	350.0

* Definitions as set forth in the Credit Agreement.

Attachment 2

EXHIBIT J

FORM OF COVENANT COMPLIANCE REPORT

Please send all Required Reporting to:	Comerica Bank
411 W. Lafayette Ave., MC 3289
Detroit, Michigan 48226
Attention: Corporate Finance
Fax: (313) 222-9434

FROM:	ROCKET FUEL INC.
The undersigned authorized Officer of ROCKET FUEL INC. (“Borrower”), hereby certifies that in accordance with the terms and conditions of that certain Second Amended and Restated Revolving Credit and Term Loan Agreement made as of the 31st day of December, 2014 (as amended, restated or otherwise modified from time to time, the “Credit Agreement”), by and among the financial institutions from time to time signatory thereto (each, individually, a “Lender,” and any and all such financial institutions collectively, the “Lenders”), Comerica Bank, as administrative agent for the Lenders (in such capacity, “Agent”), and Borrower, (i) Borrower is in complete compliance for the period ending                      with [Section 7.9(b) and Section 7.9(c)(ii)]1[all required covenants]2, except as noted below and (ii) all representations and warranties of Borrower stated in the Credit Agreement are true and correct in all material respects as of the date hereof (except those representations and warranties that address matters only as of a specified date, the accuracy of which shall be determined as of that specified date in all respects). Attached herewith are the required documents supporting the above certification. [The Officer further certifies that the attached financial statements are prepared in accordance with Generally Accepted Accounting Principles (GAAP) consistently applied from one period to the next except (i) as explained in an accompanying letter or footnotes and (ii) with respect to unaudited financial statements, for the absence of footnotes and subject to year-end adjustments.]3

Please indicate compliance status by circling Yes/No under “Complies” or “Applicable” column.

REPORTING COVENANTS[4]	REQUIRED	COMPLIES
Audited Annual F/S	Annually, within 90 days	YES	NO
Company Prepared Monthly F/S	Monthly, within 30 days	YES	NO
Covenant Compliance Certificate (Liquidity Ratio and minimum Cash)	Monthly, within 30 days	YES	NO
Annual Covenant Compliance Certificate	Annually, within 90 days	YES	NO
Quarterly Covenant Compliance Certificate	Quarterly, for first three fiscal quarters, within 30 days	YES	NO
Borrowing Base Cert., A/R & A/P Agings	Monthly, within 30 days	YES	NO
Annual projections	60 days after FYE	YES	NO
Audit	Semi-annual	YES	NO
10-Q	Quarterly, within 45 days of fiscal quarter end	YES	NO
10-K	Annually, within 90 days of FYE	YES	NO
Pricing Liquidity	Amount: $	YES	NO

Applicable level on the pricing matrix on Schedule 1.1[5]	Level ____
______________________________________________________
1 Include in monthly Covenant Compliance Reports delivered pursuant to Section 7.2(a)(ii).
2 Include in quarterly and annual Covenant Compliance Reports delivered pursuant to Section 7.2(a)(iii).
3 Include in quarterly and annual Covenant Compliance Reports delivered pursuant to Section 7.2(a)(iii).
4 Include in quarterly and annual Covenant Compliance Reports delivered pursuant to Section 7.2(a)(iii).
5 Include in quarterly and annual Covenant Compliance Reports delivered pursuant to Section 7.2(a)(iii).

REPORTING COVENANTS[1]	DESCRIPTION	APPLICABLE
Legal action which could reasonably be expected to have MAE	Notify promptly upon notice	YES	NO
Mergers & Acquisitions > $5,000,000	10 – 90 days prior to date of acquisition closing	YES	NO
Cross default with other agreements	Notify promptly upon notice	YES	NO
> $1,000,000		YES	NO
Judgment > $1,000,000	Notify promptly upon notice	YES	NO

FINANCIAL COVENANTS	REQUIRED	ACTUAL	COMPLIES

Minimum EBITDA (tested quarterly)	*	$______________	YES	NO
Minimum Liquidity Ratio (tested monthly)	**	_______:________	YES	NO

Minimum Cash on deposit with Agent or Lenders (tested as of the 15th day of each month and the last day of each month)	$30,000,000	$______________ (as of 15th day of month) $______________ (as of last day of month)	YES	NO

OTHER COVENANTS[2]	REQUIRED	ACTUAL	COMPLIES
Permitted payments in lieu of fractional shares in connection with conversion or exercise of convertible securities	<$1,000,000	$______________	YES	NO
Permitted payments in lieu of fractional shares in connection with stock dividends and splits	<$1,000,000	$______________	YES	NO
Permitted Investments for loans to employees, officers and directors	<$1,000,000	$______________	YES	NO
Permitted Investments by Borrower or a Guarantor to subsidiaries that are not Borrower or a Guarantor	<$3,000,000	$______________	YES	NO
Permitted Investments for joint ventures	<$250,000	$______________	YES	NO
Permitted Investments in connection with Guarantee Obligations	<$1,000,000	$______________	YES	NO
Other Investments	<$1,000,000	$______________	YES	NO
Capital Expenditures	***	$______________	YES	NO
Asset Sales, other than those permitted by any clause of Section 8.4 of the Credit Agreement other than clause (g)	<$1,000,000	$______________	YES	NO
Amount of obligations secured by other liens pursuant to Section 8.2(i)	<$1,000,000	$______________	YES	NO
Balance of corporate credit cards	<$3,000,000	$______________	YES	NO
Other letters of credit	<$1,000,000	$______________	YES	NO
________________________
1 Include in quarterly and annual Covenant Compliance Reports delivered pursuant to Section 7.2(a)(iii).
2 Include in quarterly and annual Covenant Compliance Reports delivered pursuant to Section 7.2(a)(iii).

Debt of Person that becomes a Subsidiary of Borrower after Effective Date (or assumed by Borrower or a Subsidiary in connection with Permitted Acquisition)	<$1,000,000	$______________	YES	NO
Permitted Debt to finance acquisition of fixed/ capital assets	<$25,000,000	$______________	YES	NO
Dominion of Funds – Cash on deposit with Agent or Lenders (tested as of the last day of each month)	$30,000,001 – $39,999,999	$______________	YES	NO
Additional Unsecured Debt	<$1,000,000	$______________	YES	NO

*

Fiscal Quarter Ending Date	Amount
December 31, 2016	$10,000,000
March 31, 2017	$10,000,000
June 30, 2017	$12,500,000
September 30, 2017	$13,000,000
December 31, 2017 and each fiscal quarter ending thereafter	$15,000,000

**

Month Ending Date	Liquidity Ratio
December 31, 2016	1.00:1.00
January 31, 2017 and each month ending thereafter	1.10:1.00

***

Fiscal Year Ending Date	Amount
December 31, 2016	$15,000,000
December 31, 2017 and each Fiscal Year thereafter	$7,500,000

Please Enter Below Comments Regarding Violations:

The Officer further acknowledges that at any time Borrower is not in compliance with all the terms set forth in the Credit Agreement, including, without limitation, the financial covenants, no credit extensions will be made.
Very truly yours,

Authorized Signer

Name:

Title: